EXHIBIT 3.5

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

HNS INTERNATIONAL SERVICES COMPANY, INC.

HNS International Services Company, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (“HNSI”), does hereby certify:

FIRST: The amendment to the Articles of Incorporation of HNSI as set forth in the following resolution has been duly adopted by the sole director in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware:

RESOLVED, That the FIRST article in the Articles of Incorporation of HNS International Services Company, Inc., be deleted and the following inserted in its place:

“FIRST: The name of this corporation is HUGHES NETWORK SYSTEMS INTERNATIONAL SERVICE COMPANY.”

SECOND: HNSI has not received any payment for any of its stock.

THIRD: HNSI has not appointed any officers and has only one director, Andrew M. Werth.

IN WITNESS WHEREOF, HNS International Services Company, Inc., has caused this Certificate to be signed and attested by its sole director as of this 8th day of June, 1990.

/s/ Andrew M. Werth
Andrew M. Werth Director

CERTIFICATE OF INCORPORATION

OF

HNS INTERNATIONAL SERVICES COMPANY, INC.

FIRST: The name of the corporation is:

HNS INTERNATIONAL SERVICES COMPANY, INC.

SECOND: The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The corporation is authorized to issue one class of stock. The total number of authorized capital stock of the corporation shall be One Thousand (no par value).

FIFTH: The name and mailing address of the Incorporator is Robert M. Hall, 7200 Hughes Terrace, Los Angeles, California 90045-0066. The powers of the incorporator terminate upon the filing of this certificate of incorporation.

SIXTH: The name and mailing address of the person who is to serve as director until the first annual meeting of stockholders or until his successor is elected and qualified is:

Name	Mailing Address
Andrew M. Werth	11717 Exploration Lane Germantown, MD 20876

SEVENTH: The Board of Directors of the corporation is expressly authorized to make, alter or repeal by-laws of the corporation, but the stockholders may make additional by-laws and may alter or repeal any bylaw whether adopted by them or otherwise.

EIGHTH: Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is his act and deed and that the facts stated therein are true.

Dated: April 20, 1990

/s/ Robert M. Hall
Robert M. Hall